99.1 4Q 2014 Supplemental Information Exhibit 99.2

Company Overview Company Information 3 Current Period Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information 2014 Acquisitions and Dispositions and Annual Investments 10 Regional Portfolio Distribution and Key Market Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management 15 Health System Relationship Highlights 16 Financial Statements Consolidated Balance Sheets 17 Consolidated Statements of Operations 18 Reporting Definitions 19 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. Table of Contents 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA), a publicly-traded real estate investment trust, is a real estate company that acquires, owns, and operates medical office buildings located primarily on-campus or affiliated with the nation’s leading healthcare systems. HTA is known for its exclusive dedication to the medical office sector and believes that this focus will be advantageous to the extent the healthcare sector benefits from major macroeconomic tailwinds. Since its formation in 2006, HTA has invested approximately $3.3 billion in medical office buildings comprising 14.8 million square feet in 28 states. A disciplined and targeted acquisition approach has positioned the real estate portfolio in certain key markets (among others) with growing and healthy economics, including: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa, and White Plains. The portfolio is operated by an in-house national asset management and leasing platform which is directed from over 10 full-service regional offices across the U.S. HTA has a consistent track record since listing on the New York Stock Exchange in 2012 and believes that a commitment to long-term real estate principals will assist in its goal to generate shareholder value. Company Overview Senior Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105 888.801.0107 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 3

Operating • Normalized FFO: Increased 13.0% to $45.3 million, compared to Q4 2013. • Normalized FFO Per Share: $0.37 per diluted share, an increase of $0.04 per diluted share, or 12%, compared to Q4 2013. • Normalized FAD: $0.32 per diluted share, or $40.0 million, an increase of $0.03 per diluted share, or 10%, compared to Q4 2013. • Same-Property Cash NOI: Increased $1.8 million, or 3.3%, to $56.8 million, compared to Q4 2013. Same-Property rental revenue increased $1.5 million, or 2.4%, to $65.4 million, compared to Q4 2013. Portfolio • Acquisitions: During the quarter, HTA acquired $122.0 million of medical office buildings (95% leased and approximately 375,000 square feet of GLA), increasing the total year-to-date investments to $439.5 million. The acquisitions during the quarter were primarily located in our key markets of Charleston, Denver and White Plains, plus a new market of Honolulu, Hawaii. • Dispositions: During the quarter, HTA sold one portfolio of medical office buildings for a gross sales price of $40.9 million. HTA realized a gain of $16.1 million from this disposition. • Leasing: During the quarter, HTA entered into new or renewal leases on approximately 269,000 square feet of GLA, or 1.8% of its portfolio. Tenant retention for the quarter was 81% by GLA. • Leased Rate: At the end of the year, the leased rate by GLA was 92.0%, an increase from 91.6% as of Q4 2013. Balance Sheet and Liquidity • Balance Sheet: At the end of the year, HTA had total liquidity of $868.9 million, including $858.5 million of availability on its unsecured credit facility and $10.4 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 29.2%. • Equity Raise: During the quarter, HTA issued $152.9 million comprised of $135.9 million from the sale of shares of common stock at an average price of $24.28 per share, after giving effect to the reverse stock split, and $17.0 million from the issuance of Class A Units. • Debt Refinance: In November 2014, HTA amended its unsecured credit facility. The amendment increased the amount available under the unsecured revolving credit facility by $150.0 million to $800.0 million. In addition, the amendment extended the maturity dates to January 2020 (including extension options) and decreased borrowing costs. • Debt: HTA ended the year with a weighted average remaining term on the debt portfolio, including extension options, of 5.6 years from 5.2 years as of Q4 2013. Company Overview Current Period Highlights 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 4 Effective December 15, 2014, HTA completed a reverse stock split in which every two issued and outstanding shares were converted into one share of common stock. All share and per share amounts have been retrospectively adjusted to reflect the reverse stock split.

Company Overview

Financial Highlights
(unaudited and in thousands, except per share data)

	Three Months Ended				
	4Q14	3Q14	2Q14	1Q14	4Q13
INCOME ITEMS					
Revenues	$ 94,996	$ 95,534	$ 89,671	$ 91,304	$ 84,132
NOI [1][2]	66,667	67,008	62,607	61,715	59,251
Annualized Adjusted EBITDA [1][3]	249,956	277,728	243,248	227,320	223,948
Normalized FFO [1][4]	45,252	45,494	43,529	42,364	40,054
Normalized FAD [1][4]	39,972	37,164	39,285	38,727	34,928
Net Income Attributable to Common Stockholders per diluted share [5]	$ 0.17	$ 0.13	$ 0.02	$ 0.04	$ 0.03
Normalized FFO per diluted share [5]	0.37	0.38	0.36	0.35	0.33
Normalized FAD per diluted share [5]	0.32	0.31	0.33	0.32	0.29
Same-Property Cash NOI Growth	3.3%	3.1%	3.1%	3.0%	3.0%
Fixed Charge Coverage Ratio [6]	3.83x	3.81x	3.47x	3.45x	3.34x

	As of				
	4Q14	3Q14	2Q14	1Q14	4Q13
ASSETS					
Gross Real Estate Investments	$ 3,372,820	$ 3,240,331	$ 3,194,514	$ 2,976,476	$ 2,972,929
Total Assets	3,041,650	2,986,801	3,014,571	2,735,246	2,752,334
CAPITALIZATION					
Total Debt	$ 1,412,461	$ 1,497,136	$ 1,520,445	$ 1,232,282	$ 1,214,241
Total Stockholders' Equity	1,447,139	1,329,099	1,346,568	1,359,204	1,387,206
Total Capitalization [7]	4,834,299	4,297,469	4,426,874	3,963,924	3,570,077
Total Debt/Capitalization	29.2%	34.8%	34.3%	31.1%	34.0%

(1) Refer to page 19 for the reporting definitions of NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.

(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.

(3) Refer to page 7 for a reconciliation of GAAP Net Income to Annualized Adjusted EBITDA.

(4) Refer to page 7 for a reconciliation of GAAP Net Income Attributable to Common Stockholders to Normalized FFO and FAD.

(5) Diluted per share amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

(6) Calculated as EBITDA divided by interest expense (excluding change in the fair market value of derivatives) and scheduled principal payments.

(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

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Healthcare Trust of America, Inc. I 5

15 10 5 0 % of Po rtf ol io (b as ed on G LA ) Gross real estate investments (1) $ 3.3 Total portfolio GLA (2) 14.8 Leased rate 92.0% Portfolio tenant retention rate (YTD) 83% Investment grade tenants (3) 41% Credit rated tenants (3) 57% % of GLA on-campus/aligned 96% Weighted average remaining lease term for all buildings (4) 6.2 Weighted average remaining lease term for single-tenant buildings (4) 8.3 Weighted average remaining lease term for multi-tenant buildings (4) 5.0 Credit ratings Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 10.4 Total debt/capitalization 29.2% Weighted average interest rate per annum on portfolio debt (5) 3.76% Building Type Presence in 28 States Company Snapshot (as of December 31, 2014) Company Overview 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount represented in billions. (2) Amounts represented in millions. (3) Amounts based on annualized base rent. (4) Amounts presented in years. (5) Includes the impact of interest rate swaps. MOBs - 92% Senior Care - 4% Hospitals - 4% FL TX IN AZ PA SC NY GA 13% 12% 9% 8% 8% 8% 8% 5% % of Portfolio (based on GLA)

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(in thousands, except share data)

	Three Months Ended 4Q14	Three Months Ended 4Q13	Year Ended 4Q14	Year Ended 4Q13
Net income attributable to common stockholders	$ 21,192	$ 4,062	$ 45,371	$ 24,261
Depreciation and amortization expense	35,923	33,922	140,269	121,647
Gain on sales of real estate	(16,128)	—	(27,894)	—
FFO	$ 40,987	$ 37,984	$ 157,746	$ 145,908
Acquisition-related expenses	898	4,437	9,545	7,523
Listing expenses	—	—	—	4,405
Net (gain) loss on change in fair value of derivative financial instruments	2,013	(2,223)	2,870	(10,796)
Loss on extinguishment of debt, net	—	—	4,663	—
Noncontrolling income (loss) from partnership units included in diluted shares	238	(13)	490	371
Other normalizing items (1)	1,116	(131)	1,325	423
Normalized FFO	$ 45,252	$ 40,054	$ 176,639	$ 147,834
Other income	(8)	(14)	(49)	(42)
Non-cash compensation expense	1,103	518	4,382	1,887
Straight-line rent adjustments, net	(1,927)	(1,619)	(8,106)	(6,553)
Amortization of below and above market leases, net	661	542	2,553	2,118
Deferred revenue - tenant improvement related	(217)	(178)	(620)	(516)
Amortization of deferred financing costs and debt discount/premium (1)	656	755	2,394	3,211
Recurring capital expenditures, tenant improvements and leasing commissions	(5,548)	(5,130)	(22,045)	(14,925)
Normalized FAD	$ 39,972	$ 34,928	$ 155,148	$ 133,014
Net income attributable to common stockholders per diluted share (2)	$ 0.17	$ 0.03	$ 0.37	$ 0.21
FFO adjustments per diluted share, net (2)	0.16	0.29	0.93	1.06
FFO per diluted share (2)	$ 0.33	$ 0.32	$ 1.30	$ 1.27
Normalized FFO adjustments per diluted share, net (2)	0.04	0.01	0.16	0.02
Normalized FFO per diluted share (2)	$ 0.37	$ 0.33	$ 1.46	$ 1.29
Normalized FAD adjustments per diluted share, net (2)	(0.05)	(0.04)	(0.18)	(0.13)
Normalized FAD per diluted share (2)	$ 0.32	$ 0.29	$ 1.28	$ 1.16
Weighted average number of diluted common shares outstanding (2)	123,732	119,670	121,168	114,970

Adjusted EBITDA	4Q14
Net income	$ 21,457
Depreciation and amortization	36,086
Interest expense and net change in fair value of derivative financial instruments	17,552
EBITDA	$ 75,095
Gain on sales of real estate	(16,128)
Acquisition-related expenses	898
Non-cash compensation expense	1,103
Pro forma impact	1,521
Adjusted EBITDA	62,489
Annualized Adjusted EBITDA	$ 249,956

(1) For the three months and year ended December 31, 2014, other normalizing items primarily include the write-off of deferred financing costs related to refinancing our credit facility, which is not included in amortization of deferred financing costs and debt discount/premium.

(2) Amounts have been adjusted retroactively to reflect a 1-for-2 stock split effected December 15, 2014.

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Financial Information

Capitalization, Interest Expense and Covenants

(as of December 31, 2014, in thousands, except share data)

Capitalization

Secured Mortgage Debt	$ 421,873
Unsecured Term Loans	355,000
Unsecured Senior Notes	600,000
Unsecured Revolving Credit Facility	36,000
Net Premium (Discount)	(412)
Total Debt	$ 1,412,461
Stock Price (as of December 31, 2014)	26.94
Total Diluted Common Shares Outstanding	127,017
Equity Capitalization	$ 3,421,838
Total Capitalization	$ 4,834,299
Total Undepreciated Assets	$ 3,591,626
Debt/Total Capitalization	29.2%
Debt/Undepreciated Assets	39.3%
Debt/Annualized Adjusted EBITDA Ratio	5.7x


Secured Debt - 9%
Unsecured Debt - 20%
Equity - 71%

Interest Expense

	Three Months Ended		Year Ended	
	4Q14	4Q13	4Q14	4Q13
Interest related to derivative financial instruments	$ 1,756	$ 1,866	$ 5,904	$ 5,314
Net (gain) loss on change in the fair value of derivative financial instruments	2,013	(2,223)	2,870	(10,796)
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	3,769	(357)	8,774	(5,482)
Interest related to debt	13,783	11,398	51,585	47,102
Total interest expense	$ 17,552	$ 11,041	$ 60,359	$ 41,620
Interest expense excluding net change in the fair value of derivative financial instruments	$ 15,539	$ 13,264	$ 57,489	$ 52,416

Covenants

Bank Loans	Required	4Q14
Total Leverage	60%	38%
Secured Leverage	30%	11%
Fixed Charge Coverage	1.50x	3.83x
Unencumbered Leverage	60%	35%
Unencumbered Coverage	1.75x	6.83x

Senior Notes	Required	4Q14
Total Leverage	60%	40%
Secured Leverage	40%	12%
Unencumbered Asset Coverage	150%	266%
Interest Coverage	1.5x	4.12x

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Healthcare Trust of America, Inc. I 8

Financial Information Debt Composition and Maturity Schedule (in thousands) 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 9 Revolving Credit Facility due 2020 (1) Secured Mortgages Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Total 2015 $ — $ 73,857 $ — $ — $ — $ — $ 73,857 2016 — 70,050 — — — — 70,050 2017 — 117,046 — — — — 117,046 2018 — 14,879 — — — — 14,879 2019 — 9,818 155,000 200,000 — — 364,818 Thereafter 36,000 136,223 — — 300,000 300,000 772,223 Subtotal 36,000 421,873 155,000 200,000 300,000 300,000 1,412,873 Net premiums (discounts) — 3,660 — — (2,026) (2,046) (412) Total $ 36,000 $ 425,533 $ 155,000 $ 200,000 $ 297,974 $ 297,954 $ 1,412,461 Stated Rate (3) 1.22% 5.35% 1.87% 1.32% 3.38% 3.70% 3.52% Hedged Rate (4) 1.22% 5.58% 2.99% 1.66% 3.38% 3.70% 3.76% Debt Composition (1) Rate does not include the 20bps facility fee that is payable on the entire $800 million revolving facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the Term Loan to 2020. (3) The stated rate on the debt instrument as of December 31, 2014. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of December 31, 2014. Debt Maturity Schedule Revolving Credit Facility due 2020 Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Secured Mortgages $1,000,000 $750,000 $500,000 $250,000 $0 2015 2016 2017 2018 2019 Thereafter $73,857 $70,050 $117,046 $14,879 $364,818 $772,223 (2)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA Tufts Medical Center (Biewend and Tupper) Boston, MA June 2014 100% $ 148,100 252 Sunset Professional and Kendall MOBs Miami, FL June 2014 81 27,900 112 Johnston Professional Building Baltimore, MD June 2014 100 24,000 79 3100 Blue Ridge Raleigh, NC June 2014 100 11,500 41 Westchester MOBs White Plains, NY August 2014 93 64,000 189 Tides Medical Arts Center Charleston, SC August 2014 100 24,750 69 McMullen MOB Tampa, FL September 2014 100 17,300 43 Kapolei Medical Park Honolulu, HI November 2014 100 17,250 52 East Cooper Medical Arts Center Charleston, SC December 2014 100 9,380 37 Lone Tree Medical Office Buildings Denver, CO December 2014 91 36,600 110 St. Francis Medical Pavilion Honolulu, HI December 2014 88 30,000 89 210 Westchester MOB White Plains, NY December 2014 100 28,750 87 Total $ 439,530 1,160 Portfolio Information 2014 Acquisitions and Dispositions and Annual Investments (as of December 31, 2014, in thousands) 2014 Acquisitions Annual Investments (1) 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 10 Property Location Date Disposed GLA Gross Disposition Price Gain Lima, OH September 2014 203 $ 27,500 Baltimore, MD September 2014 62 14,500 Sun City, AZ October 2014 131 40,885 Total 396 $ 82,885 $ 27,894 2014 Dispositions Dispositions Acquisitions $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2007 2008 2009 2010 2011 2012 2013 2014 $82,885 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate notes receivable.

Portfolio Information

Regional Portfolio Distribution and Key Market Concentration

(as of December 31, 2014)

Regional Portfolio Distribution

Regional Portfolio Distribution		Investment (1)	% of Investment	Total GLA (1)	% of Portfolio		Annualized Base Rent (1)	% of Annualized Base Rent
Southwest	$	1,064,889	31.8%	4,320	29.1%	$	94,063	31.2%
Southeast		968,014	28.9	4,523	30.5		89,400	29.6
Northeast		785,008	23.5	3,299	22.2		70,234	23.2
Midwest		530,221	15.8	2,704	18.2		48,203	16.0
Total	$	3,348,132	100%	14,846	100%	$	301,900	100%

Key Market Concentration

Key Markets		Investment (1)	% of Investment	Total GLA (1)	% of Portfolio		Annualized Base Rent (1)	% of Annualized Base Rent
Boston, MA	$	248,100	7.4%	610	4.1%	$	17,468	5.8%
Dallas, TX		223,448	6.7	682	4.6		18,742	6.2
Phoenix, AZ		190,182	5.7	1,022	6.9		18,721	6.2
Albany, NY		179,253	5.4	879	5.9		16,501	5.5
Greenville, SC		179,070	5.3	965	6.5		17,276	5.7
Miami, FL		155,607	4.6	753	5.1		15,269	5.1
Houston, TX		151,766	4.5	692	4.7		16,046	5.3
Pittsburgh, PA		148,612	4.4	1,094	7.4		19,995	6.6
Atlanta, GA		133,293	4.0	597	4.0		11,357	3.8
Tampa, FL		123,593	3.7	382	2.6		8,567	2.8
Indianapolis, IN		117,650	3.5	850	5.7		11,959	3.9
Denver, CO		111,700	3.3	371	2.5		8,106	2.7
White Plains, NY		92,750	2.8	276	1.9		7,270	2.4
Orlando, FL		62,300	1.9	289	1.9		5,953	2.0
Raleigh, NC		56,000	1.7	285	1.9		5,794	1.9
Charleston, SC		54,501	1.6	214	1.4		4,239	1.4
Total	$	2,227,825	66.5%	9,961	67.1%	$	203,263	67.3%

(1) In thousands.

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Portfolio Information

Same-Property Performance and NOI

(as of December 31, 2014, in thousands, except number of buildings)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	4Q14	3Q14	4Q13	Change	% Change	Change	% Change
Rental Revenue	$ 65,406	$ 65,459	$ 63,891	$ (53)	(0.1)%	$ 1,515	2.4%
Tenant Recoveries	16,124	16,966	14,658	(842)	(5.0)	1,466	10.0
Total Rental Income	81,530	82,425	78,549	(895)	(1.1)	2,981	3.8
Expenses	(24,715)	(25,617)	(23,528)	(902)	3.5	1,187	(5.0)
Same-Property Cash NOI	$ 56,815	$ 56,808	$ 55,021	$ 7	0.0 %	$ 1,794	3.3%

	As of		
	4Q14	3Q14	4Q13
Number of Buildings	269	269	269
GLA	13,238	13,238	13,238
Leased GLA, end of period	12,106	12,090	12,114
Leased %, end of period	91.5%	91.3%	91.5%

NOI

	Three Months Ended	
	4Q14	4Q13
Net income	$ 21,457	$ 4,062
General and administrative expenses	6,810	5,803
Acquisition-related expenses	898	4,437
Depreciation and amortization expense	36,086	33,922
Interest expense and net change in fair value of derivative financial instruments	17,552	11,041
Gain on sales of real estate	(16,128)	—
Other income	(8)	(14)
NOI	$ 66,667	$ 59,251
NOI percentage growth	12.5%	

NOI	$ 66,667	$ 59,251
Straight-line rent adjustments, net	(1,927)	(1,619)
Amortization of below and above market leases, net	661	542
Lease termination fees	(9)	—
Cash NOI	65,392	58,174
Notes receivable interest income	(31)	(613)
Non Same-Property Cash NOI	(8,546)	(2,540)
Same-Property Cash NOI	$ 56,815	$ 55,021
Same-Property Cash NOI percentage growth	3.3%	

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Portfolio Information

Portfolio Diversification by Type and Historical Campus Proximity

(as of December 31, 2014)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (1)	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	74	17	3,758	25.3%	$ 76,091	25.2%
Multi-tenant	206	24	9,852	66.4	194,224	64.4
Other Healthcare Facilities						
Hospitals	10	4	655	4.4	22,772	7.5
Senior care	9	3	581	3.9	8,813	2.9
Total	299	28	14,846	100%	$ 301,900	100%

	Number of Buildings	Number of States	GLA (1)	% of Total GLA	Annualized Base Rent (1)	% of Annualized Base Rent
Net-Lease/Gross Lease						
Net-lease	188	26	9,386	63.2%	$ 197,173	65.3%
Gross-lease	111	15	5,460	36.8	104,727	34.7
Total	299	28	14,846	100%	$ 301,900	100%

Historical Campus Proximity (2)

	As of				
	4Q14	3Q14	2Q14	1Q14	4Q13
Off-Campus Aligned	25%	23%	21%	22%	22%
On-Campus	71	73	75	74	74
On-Campus/Aligned	96%	96%	96%	96%	96%
Off-Campus Non-Aligned	4	4	4	4	4
Total	100%	100%	100%	100%	100%

(1) In thousands.

(2) Percentages shown as percent of total GLA.

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Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of December 31, 2014)

Tenant Lease Expirations

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases (1)	% of Leased GLA	Annualized Base Rent of Expiring Leases (1)	% of Total Annualized Base Rent
Month-to-month	116	187	1.4%	$ 3,754	1.2%
2015	326	739	5.4	17,594	5.8
2016	321	1,125	8.2	24,758	8.2
2017	344	1,373	10.1	29,783	9.9
2018	299	1,657	12.1	34,327	11.4
2019	246	1,159	8.5	27,622	9.1
2020	190	940	6.9	20,364	6.7
2021	185	1,464	10.7	29,748	9.9
2022	124	930	6.8	22,224	7.4
2023	47	695	5.1	13,467	4.5
2024	79	1,265	9.3	25,442	8.4
Thereafter	114	2,122	15.5	52,817	17.5
Total	2,391	13,656	100%	$ 301,900	100%

Historical Leased Rate

	As of				
	4Q14	3Q14	2Q14	1Q14	4Q13
Total Portfolio Leased Rate	92.0%	91.8%	91.5%	91.2%	91.6%
On-Campus/Aligned Leased Rate	92.2%	92.1%	91.7%	91.4%	92.0%
Off-Campus Leased Rate	86.5%	85.4%	85.7%	85.2%	83.4%

(1) In thousands.

4Q 2014 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Health System Weighted Average Remaining Lease Term (2) Credit Rating Total Leased GLA (1)(2) % of Leased GLA Annualized Base Rent (1)(2) % of Annualized Base Rent Highmark 7 A- 876 6.4% $ 16,282 5.4% Greenville Hospital System 9 A1 761 5.6 13,999 4.6 Hospital Corp of America 5 Ba3 403 3.0 9,479 3.1 Community Health Systems 4 B1 333 2.4 7,245 2.4 Steward Health Care System 12 B3 321 2.4 7,433 2.5 Aurora Health Care 9 A3 315 2.3 6,684 2.2 Indiana University Health 3 Aa3 293 2.1 4,752 1.6 Deaconess Health System 9 AA- 261 1.9 4,079 1.4 Tufts Medical Center 13 BBB 252 1.8 9,381 3.1 Capital District Physicians Health Plan 12 NR 205 1.5 3,138 1.0 Wellmont Health System 8 BBB+ 158 1.2 2,751 0.9 Banner Health 4 AA- 138 1.0 3,128 1.0 Rush University Medical Center 5 A1 137 1.0 4,547 1.5 Tenet Healthcare 4 B1 124 0.9 3,062 1.0 Diagnostic Clinic (BCBS of FL) 15 A+ 117 0.9 3,189 1.1 Total 4,694 34.4% $ 99,149 32.8% During 2014, HTA expanded its in-house property management and leasing platform to 13.4 million square feet of GLA, or 90% of our total portfolio. In-House SF (Single-Tenant) In-House SF (Multi-Tenant) 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 2011 2012 2013 2014 Portfolio Information Key Health System Relationships and In-House Property Management (as of December 31, 2014) Key Health System Relationships In-House Property Management (1) In thousands. (2) Amounts only represent relationships with direct tenants. 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 15

Community Health Systems, Inc. (B1), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 206 affiliated hospitals in 29 states with approximately 31,100 licensed beds. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Forest Park Medical Center (NR), headquartered in Dallas, Texas, is leading physician-owned healthcare system focused on private- pay hospitals in key markets throughout Texas. FPMC’s vision is to provide superior care and service in a vibrant and diverse environment while maintaining and enhancing their status as a leader in the healthcare industry. Patients at FPMC experience state-of- the-art medicine in world-class facilities. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark (A-), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest BlueCross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (Ba3), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 165 hospitals, 115 freestanding surgery centers in 20 states and England employing approximately 204,000 people. Approximately 4% to 5% of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Piedmont Healthcare (Aa3), based in Atlanta, Georgia, is the Atlanta region’s premier community healthcare system. Founded in 1905, Piedmont is driven by the mission to create a system committed to compassion, advanced treatments, access to care and strong connections to make their patients, communities and region better. A single hospital started a century ago has grown into an integrated healthcare system with five hospitals and approximately 100 physician and specialist offices across greater Atlanta and North Georgia. Steward Health Care System (B3), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with more than 17,000 employees serving more than one million patients annually. The system includes 11 hospitals and over 2,000 beds that reach over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care network, and Steward Home Care. Tenet Healthcare System (B1), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 200 outpatient centers and has over 105,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenant is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University HealthSystem Consortium. Portfolio Information Health System Relationship Highlights 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 4Q14 4Q13 ASSETS Real estate investments: Land $ 287,755 $ 203,001 Building and improvements 2,665,777 2,358,071 Lease intangibles 419,288 411,857 3,372,820 2,972,929 Accumulated depreciation and amortization (549,976) (445,938) Real estate investments, net 2,822,844 2,526,991 Real estate notes receivable — 28,520 Cash and cash equivalents 10,413 18,081 Restricted cash and escrow deposits 20,799 18,114 Receivables and other assets, net 144,106 110,285 Other intangibles, net 43,488 50,343 Total assets $ 3,041,650 $ 2,752,334 LIABILITIES AND EQUITY Liabilities: Debt $ 1,412,461 $ 1,214,241 Accounts payable and accrued liabilities 101,042 82,893 Derivative financial instruments - interest rate swaps 2,888 5,053 Security deposits, prepaid rent and other liabilities 32,687 35,339 Intangible liabilities, net 12,425 11,797 Total liabilities 1,561,503 1,349,323 Commitments and contingencies Redeemable noncontrolling interests 3,726 3,262 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 125,087,268 and 118,440,307 shares issued and outstanding as of December 31, 2014 and 2013, respectively (1) 1,251 1,184 Additional paid-in capital (1) 2,281,932 2,128,082 Cumulative dividends in excess of earnings (836,044) (742,060) Total stockholders’ equity 1,447,139 1,387,206 Noncontrolling interest 29,282 12,543 Total equity 1,476,421 1,399,749 Total liabilities and equity $ 3,041,650 $ 2,752,334 Financial Statements Consolidated Balance Sheets (in thousands, except share data) (unaudited) 4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) Amounts have been adjusted retroactively to reflect a 1-for-2 stock split effected December 15, 2014.

Financial Statements

Consolidated Statements of Operations

(in thousands, except share data)
(unaudited)

	Three Months Ended		Year Ended	
	4Q14	4Q13	4Q14	4Q13
Revenues:				
Rental income	$ 94,896	$ 83,448	$ 369,571	$ 319,043
Interest income from real estate notes receivable	100	684	1,934	2,558
Total revenues	94,996	84,132	371,505	321,601
Expenses:				
Rental	28,329	24,881	113,508	97,316
General and administrative	6,810	5,803	24,947	24,448
Acquisition-related	898	4,437	9,545	7,523
Depreciation and amortization	36,086	33,922	140,432	121,647
Listing	—	—	—	4,405
Total expenses	72,123	69,043	288,432	255,339
Income before other income (expense)	22,873	15,089	83,073	66,262
Other income (expense):				
Interest expense				
Interest related to derivative financial instruments	(1,756)	(1,866)	(5,904)	(5,314)
Net gain (loss) on change in the fair value of derivative financial instruments	(2,013)	2,223	(2,870)	10,796
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	(3,769)	357	(8,774)	5,482
Interest related to debt	(13,783)	(11,398)	(51,585)	(47,102)
Gain on sales of real estate	16,128	—	27,894	—
Loss on extinguishment of debt, net	—	—	(4,663)	—
Other income	8	14	49	42
Net income	$ 21,457	$ 4,062	$ 45,994	$ 24,684
Net income attributable to noncontrolling interests	(265)	—	(623)	(423)
Net income attributable to common stockholders	$ 21,192	$ 4,062	$ 45,371	$ 24,261
Earnings per common share - basic (1)				
Net income attributable to common stockholders	$ 0.17	$ 0.03	$ 0.38	$ 0.21
Earnings per common share - diluted (1)				
Net income attributable to common stockholders	$ 0.17	$ 0.03	$ 0.37	$ 0.21
Weighted average number of common shares outstanding: (1)				
Basic	122,439	118,403	119,904	114,038
Diluted	123,732	119,670	121,168	114,970

(1) Amounts have been adjusted retroactively to reflect a 1-for-2 stock split effected December 15, 2014.

4Q 2014 I Supplemental Information
Healthcare Trust of America, Inc. I 18

4Q 2014 I Supplemental Information Healthcare Trust of America, Inc. I 19 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus depreciation and amortization, interest expense and net change in the fair value of derivative financial instruments, gain on sales of real estate, acquisition-related expenses, non-cash compensation expense and pro forma impact of our acquisitions. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for December 2014 by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non- GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Net Operating Income (NOI):  NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before (i) general and administrative expenses, (ii) acquisition-related expenses, (iii) depreciation and amortization expense, (iv) interest expense and net change in fair value of derivative financial instruments, (v) gain or loss on sales of real estate and (vi) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Cash Net Operating Income (Cash NOI):  Cash NOI is a non-GAAP financial measure which excludes from NOI (i) straight-line rent adjustments, (ii) amortization of below and above market leases and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (Normalized FAD): HTA computes Normalized FAD, which excludes from Normalized FFO (i) other income or expense, (ii) non-cash compensation expense, (iii) straight-line rent adjustments, (iv) amortization of below and above market leases, (v) deferred revenue - tenant improvement related, (vi) amortization of deferred financing costs and debt premium/discount and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): HTA computes Normalized FFO, which excludes from FFO (i) acquisition-related expenses, (ii) listing expenses, (iii) net gain or loss on change in fair value of derivative financial instruments, (iv) gain or loss on the extinguishment of debt, (v) noncontrolling income or loss from partnership units included in diluted shares and (vi) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus:  A building or portfolio that is not located on or adjacent to key hospital based-campuses or is not aligned with recognized healthcare systems. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (Same-Property Cash NOI): Same-Property Cash NOI excludes properties which have not been owned and operated during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income, and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.